EXHIBIT 99.1

COSINE COMMUNICATIONS ANNOUNCES FINANCIAL RESULTS
FOR THE QUARTER ENDED SEPTEMBER 30, 2009

LOS GATOS, Calif., Nov. 6 /PRNewswire-FirstCall/ -- CoSine Communications, Inc. (Pink Sheets: COSN), today announced net loss of $139,000 or $(0.01) loss per share for the quarter ended September 30, 2009 as compared to net income of $2,000 or $0.00 per share for the quarter ended September 30, 2008.

CoSine's strategic plan is to redeploy its existing resources to identify and acquire new business operations.

About Cosine Communications

CoSine Communications was founded in 1998 as a global telecommunications equipment supplier to empower service providers to deliver a compelling portfolio of managed, network-based IP and broadband services to consumers and business customers.  CoSine ceased its customer service operations effective December 31, 2006. CoSine's strategic plan is to redeploy its existing resources to identify and acquire new business operations. CoSine's redeployment strategy will involve the acquisition of one or more operating businesses with existing or prospective taxable earnings.  This strategy may allow CoSine to realize future cash flow benefits from its net operating loss carry-forwards ("NOLs").  As of this date, no assurance can be given that CoSine will find suitable candidates, and if it does, that it will be able to utilize its existing NOLs.

Safe Harbor Warning

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, which include, among others, statements concerning CoSine's expected financial performance, exploration of strategic alternatives, and business outlook, expected performance and developments. The company uses words such as "anticipate," "believe," "plan," "expect," "future," "intend" and similar expressions to identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements.

Factors that might cause such a difference include, but are not limited to, Cosine's ability to identify and effectuate desirable strategic acquisitions, the time and costs required to explore and investigate possible transactions and other corporate actions, management and board interest in and distraction due to exploring and investigating strategic alternatives, the reactions, either positive or negative, of investors, competitors, customers, employees and others to CoSine exploring and executing possible strategic acquisitions.  A detailed discussion of these factors and other risks that affect CoSine's business is contained in its SEC filings, including its most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors."  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date hereof. CoSine undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.

For additional information contact:

Terry Gibson
(408) 399-6494
E-mail: Terry.Gibson@Cosinecom.com

CoSine Communications, Inc.
STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three months		Nine months
	ended		ended
	September 30,		September 30,
	2009	2008	2009	2008

Revenue:
Product	$—	$—	$—	$—
Service	—	—	—	—
Total revenue	—	—	—	—
Cost of revenue	—	—	—	—

Gross profit (loss)	—	—	—	—

Operating expenses:
General and administrative	170	169	583	492
Total operating expenses	170	169	583	492

Loss from operations	(170)	(169)	(583)	(492)

Interest income and other	31	171	139	568

Income (loss) before income tax provision	(139)	2	(444)	76

Income tax provision	—	—	1	—

Net (loss) income	$(139)	$2	$(445)	$76

Basic net (loss) income per share	$(0.01)	$0.00	$(0.04)	$0.01
Diluted net (loss) income per share	$(0.01)	$0.00	$(0.04)	$0.01
Shares used in computing basic and diluted net income per share
Basic	10,091	10,091	10,091	10,091
Diluted	10,091	10,093	10,091	10,093

CoSine Communications, Inc.
CONDENSED BALANCE SHEETS
(in thousands)

	September 30,
	2009	December 31,
	(Unaudited)	2008 (1)

ASSETS
Current assets:
Cash and cash equivalents	$22,679	$9,155
Short-term investments	—	13,997
Other receivables	—	96
Prepaid expenses and other current assets	39	31
Total current assets	22,718	23,279
Long-term deposits	3	3
Total assets	$22,721	$23,282

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$173	$207
Other accrued liabilities	33	53
Total current liabilities	206	260

Stockholders' equity:
Common stock	1	1
Additional paid-in capital	539,086	539,060
Accumulated other comprehensive income	—	88
Accumulated deficit	(516,572)	(516,127)
Total stockholders' equity	22,515	23,022
Total liabilities and stockholders' equity	$22,721	$23,282

(1)	Amounts are derived from the December 31, 2008 audited financial statements.